Exhibit 3.305

ASSIGNMENT OF

LIMITED LIABILITY COMPANY INTERESTS

This Assignment of Limited Liability Company Interests (this “Assignment”) is executed as of March 26, 2013, but effective immediately prior to the consummation of the New Facility (as defined below), by Aviv Financing II, L.L.C., a Delaware limited liability company (“Assignor”), and Aviv Financing IV, L.L.C., a Delaware limited liability company (“Assignee”).

RECITALS

WHEREAS, Assignor owns all of the issued and outstanding limited liability company membership interests (collectively, the “Interests”) in each of the limited liability companies set forth on Schedule I hereto (each a “Subsidiary” and, collectively, the “Subsidiaries”);

WHEREAS, it is contemplated that the Subsidiaries will become parties to, and borrowers under, a Credit Agreement to be entered into on or about the date hereof by and among Assignee and certain of Assignee’s subsidiaries, as borrowers, the Partnership and certain of its affiliates and subsidiaries, as guarantors, the financial institutions from time to time party thereto, as lenders, and Bank of America, N.A., as administrative agent (the “New Credit Facility”); and

WHEREAS, in connection with the New Credit Facility, the parties hereto believe that it is in their collective best interest to enter into this Assignment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

AGREEMENT

1. Assignor hereby conveys, assigns and delivers unto Assignee, its successors and assigns, as of the date hereof, all right, title and interest in, to and with respect to the Interests.

2. Assignee hereby accepts, as of the date hereof, the assignment of the Interests and agrees to be bound by the terms of the Limited Liability Company Agreement of each Subsidiary as the sole member of each Subsidiary.

3. Assignor covenants and agrees to do, execute, acknowledge and deliver to, or cause to be done, executed, acknowledged and delivered to, Assignee, its successors and assigns, all such further acts, deeds, assignments, transfers, conveyances and assurances that may be reasonably requested by Assignee for the better assigning, transferring, conveying, delivering, assuring and confirming to Assignee, its successors or assigns, any or all of the Interests.

4. This Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their successors and assigns.

– Signature Page Follows –

Assignment of Limited Liability Company Interests

From Aviv Financing II, L.L.C. to Aviv Financing IV, L.L.C.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the date first above written.

AVIV FINANCING II, L.L.C.,
a Delaware limited liability company

By:	AVIV HEALTHCARE PROPERTIES OPERATING PARTNERSHIP I, L.P.,
a Delaware limited partnership, its sole member

	By:	AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP,
a Delaware limited partnership, its general partner

		By:	AVIV REIT, INC.,
a Maryland corporation, its general partner

			By:	/s/ Craig M. Bernfield
			Name:	Craig M. Bernfield
			Its:	Chief Executive Officer

AVIV FINANCING IV, L.L.C.,
a Delaware limited liability company,

By:	AVIV HEALTHCARE PROPERTIES OPERATING PARTNERSHIP I, L.P.,
a Delaware limited partnership, its sole member

	By:	AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP,
a Delaware limited partnership, its general partner

		By:	AVIV REIT, INC.,
a Maryland corporation, its general partner

			By:	/s/ Craig M. Bernfield
			Name:	Craig M. Bernfield
			Its:	Chief Executive Officer

Assignment of Limited Liability Company Interests

From Aviv Financing II, L.L.C. to Aviv Financing IV, L.L.C.

Schedule I

1.	Aviv Foothills, L.L.C., a Delaware limited liability company

2.	Effingham Associates, L.L.C., an Illinois limited liability company

3.	Elite Mattoon, L.L.C., a Delaware limited liability company

4.	Gardnerville Property, L.L.C., a Delaware limited liability company

5.	Karan Associates, L.L.C., a Delaware limited liability company

6.	Newtown ALF Property, L.L.C., a Delaware limited liability company

7.	Ohio Pennsylvania Property, L.L.C., a Delaware limited liability company

8.	Salem Associates, L.L.C., a Delaware limited liability company

9.	San Juan NH Property, L.L.C., a Delaware limited liability company

10.	Sandalwood Arkansas Property, L.L.C., a Delaware limited liability company

11.	Sun-Mesa Properties, L.L.C., an Illinois limited liability company